As filed with the Securities and Exchange Commission on March 21, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marchex, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	35-2194038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(Address of Principal Executive Offices)

2003 Amended and Restated Stock Incentive Plan, as amended

(Full title of the plan)

Russell C. Horowitz

Chairman and Chief Executive Officer

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Name and address, including zip code and telephone number, including area code of agent for service)

Copy to:

Francis J. Feeney, Jr., Esq.

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

(617) 406-6000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2003 Amended and Restated Stock Incentive Plan, as amended
Class B Common Stock, $0.01 par value	1,774,752 Shares(2)	$8.28(3)	$14,694,947	$1,706.09
TOTAL	1,774,752 Shares		$14,694,947	$1,706.09

(1)	This registration statement shall also cover any additional shares of Class B common stock which become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Class B common stock.
(2)	Represents an increase in the number of shares authorized for issuance under the 2003 Amended and Restated Stock Incentive Plan, as amended.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Class B common stock as reported on the Nasdaq Global Select Market on March 11, 2011.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Marchex, Inc., a Delaware corporation (“Marchex” or the “Company”) to register an additional 1,774,752 shares of the Company’s Class B common stock, par value $0.01 per share, issuable under the Company’s 2003 Amended and Restated Stock Incentive Plan, as amended (the “Plan”). This Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

In accordance with General Instruction E to Form S-8, the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference and made a part hereof:

(a) Registration Statement No. 333-116867 on Form S-8 as filed on June 25, 2004 relating to the Company’s Plan;

(b) Registration Statement No. 333-123753 on Form S-8 as filed on April 1, 2005 relating to the Company’s Plan;

(c) Registration Statement No. 333-132957 on Form S-8 as filed on April 3, 2006 relating to the Company’s Plan;

(d) Registration Statement No. 333-141797 on Form S-8 as filed on April 2, 2007 relating to the Company’s Plan;

(e) Registration Statement No. 333-149790 on Form S-8 as filed on March 18, 2008 relating to the Company’s Plan;

(f) Registration Statement No. 333-158394 on Form S-8 as filed on April 3, 2009 relating to the Company’s Plan;

(g) Registration Statement No. 333-165536 on Form S-8 as filed on March 17, 2010 relating to the Company’s Plan;

(h) Our Annual Report on Form 10-K for the year ended December 31, 2010;

(i) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (h) above; and

(j) The description of the Company’s Class B common stock contained in our Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act on March 30, 2004, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 8.	Exhibits.

Exhibit Number	Description

4.1 *	2003 Amended and Restated Stock Incentive Plan, as amended.

4.2 **	Amendment to 2003 Amended and Restated Stock Incentive Plan.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to the exhibits filed with Marchex, Inc.’s Registration Statement on Form SB-2 (Registration Statement No. 333-111096) as amended and incorporated herein by reference.
**	Incorporated by reference to the exhibits filed with Marchex, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 21, 2011.

Marchex, Inc.

By:	/s/ Russell C. Horowitz
Russell C. Horowitz
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Marchex, Inc., hereby severally constitute and appoint Russell C. Horowitz and Michael A. Arends, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement of Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Marchex, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying the confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ Russell C. Horowitz	March 21, 2011
Russell C. Horowitz Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael A. Arends	March 21, 2011
Michael A. Arends Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John Keister	March 21, 2011
John Keister Executive Vice Chairmen and Director

/s/ Dennis Cline	March 21, 2011
Dennis Cline Director

/s/ Anne Devereux	March 21, 2011
Anne Devereux Director

/s/ Nicolas J. Hanauer	March 21, 2011
Nicolas J. Hanauer Vice Chairman and Director

/s/ M. Wayne Wisehart	March 21, 2011
M. Wayne Wisehart Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1 *	2003 Amended and Restated Stock Incentive Plan, as amended.

4.2 **	Amendment to 2003 Amended and Restated Stock Incentive Plan.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to the exhibits filed with Marchex, Inc.’s Registration Statement on Form SB-2 (Registration Statement No. 333-111096) as amended and incorporated herein by reference.
**	Incorporated by reference to the exhibits filed with Marchex, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2010.